UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2020

Live Ventures Incorporated

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 702-997-5968

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LIVE	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On September 30, 2020, Vintage Stock Affiliated Holdings LLC (“Holdings”) and Vintage Stock, Inc. (the “Borrower”), each subsidiaries of Live Ventures Incorporated (“Live Ventures”), the registrant, entered into a Limited Waiver and Third Amendment (the “Comvest Limited Waiver and Third Amendment”) to Amended and Restated Credit Agreement (the “Credit Agreement”), with Comvest Capital IV, L.P. (“Comvest”).  The Comvest Limited Waiver and Third Amendment, among other things (i) waives certain events of default that occurred under the Credit Agreement, (ii) establishes the maximum capital expenditures financial covenant  for the Borrower’s 2020 fiscal year and fiscal years thereafter, (iii) establishes the minimum EBITDA, maximum senior leverage ratio, minimum fixed charge coverage ratio, and maximum same store sales decline percentage financial covenants for the Borrower’s first fiscal quarter ending September 30, 2020 and for each fiscal quarter thereafter, and (iv) modifying the maximum number of new store openings in any consecutive 12-month period.

On September 30, 2020, the Borrower entered into that certain Sixth Amendment to Loan Agreement (the “TCB Amendment”) with Texas Capital Bank, National Association (“TCB”).  The TCB Amendment, among other things (i) waives certain events of default that occurred under the Loan Agreement dated November 3, 2016 between Borrower and TCB, (ii) extends the maturity date of the revolving credit facility with TCB to November 3, 2023, (iii) modifies the definition of “EBITDA” for purposes of calculating the fixed charge coverage ratio and how the fixed charge coverage ratio is calculated, (iv) modifies the definition of “Inventory Advance Amount” for purposes of determining the borrowing base, (v) adds an accordion provision whereby, upon the election of the Borrower, TCB agrees to provide additional revolving credit up to $3.0 million at any time after the loan from Comvest to the Borrower has been paid in full (other than by way of a refinancing), (vi) modifies the per annum interest rate on the revolving facility to one-month LIBOR rate plus a margin of 2.25%, (vii) provides that if the Borrower terminates the TCB credit facility prior to November 3, 2021, the Borrower must pay a prepayment premium equal to 0.50% of the maximum amount that the Borrower can borrow under the credit facility, and (viii) if certain conditions are satisfied, provides the Borrower with the ability to make prepayments of the loan with Comvest and distributions to, among other entities, Live Ventures.

The foregoing descriptions of the Comvest Limited Waiver and Third Amendment and the TCB Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the second paragraph of Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)        Exhibits.

Exhibit Number	Description

10.1

Limited Waiver and Third Amendment to Amended and Restated Credit Agreement dated September 30, 2020 by and among the Lenders, Comvest Capital IV, L.P., Vintage Stock, Inc., and acknowledged and agreed to by Vintage Stock Affiliated Holdings LLC, and with respect to certain sections, Live Ventures Incorporated

10.2	Sixth Amendment to Loan Agreement dated September 30, 2020 between Texas Capital Bank, National Association and Vintage Stock, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE VENTURES INCORPORATED

By:	/s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer

Dated: October 2, 2020

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